Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Stephen Ferranti
(949) 231-3061	(781) 376-3056

Skyworks Exceeds Q2 FY13 Revenue and EPS Guidance

•	Delivers $425.2 Million in Revenue, Up 17 Percent Year-over-Year

•	Posts $0.48 in Non-GAAP Diluted EPS ($0.32 GAAP)

•	Generates $130.2 Million in Cash Flow from Operations

•	Guides Revenue to $435 Million with 130 to 180 Basis Point Sequential Gross Margin Expansion Driving Non-GAAP Diluted EPS of $0.53

WOBURN, Mass., Apr. 25, 2013 - Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors enabling a broad range of end markets, today reported second fiscal quarter 2013 results for the period ending March 29, 2013. Revenue for the quarter was $425.2 million, up 17 percent when compared to $364.7 million in the second fiscal quarter of 2012 and exceeding the Company's guidance of $420 million.
On a non-GAAP basis, operating income for the second fiscal quarter of 2013 was $99.7 million, up 19 percent over the comparable period a year ago. Non-GAAP diluted earnings per share for the second fiscal quarter of 2013 was $0.48, a penny better than the Company's guidance. On a GAAP basis, operating income for the second fiscal quarter of 2013 was $68.7 million and diluted earnings per share was $0.32.
“As our better than seasonal results and growth outlook demonstrate, Skyworks is gaining margin-rich content and share across mobile applications while capitalizing on adjacent home automation, networking, medical, smart grid and machine-to-machine vertical markets,” said David J. Aldrich, president and chief executive officer of Skyworks. “Leveraging our product innovation, scale and strong customer relationships, we are solidifying our position as a highly diversified analog semiconductor market leader. Further to that end, we are increasingly migrating our product portfolio to differentiated, system-level solutions that provide greater value to our customers and command higher margins.”

Q2 Business Highlights

•	Repurchased 1.4 million shares of common stock

•	Ramped advanced infrastructure solutions for Aclara's smart gas meters

•	Enabled vehicle infotainment systems for Ford, Lincoln and Kia with industry leading silicon-on-insulator (SOI) switching technology

•	Introduced several new backlight LED drivers for next-generation smartphones and tablets with display panels ranging in size from 4 to 12 inches

•	Partnered with Texas Instruments on utility metering, street lighting, telematics and tracking system solutions

•	Expanded customer engagements with SkyOne™, a highly customizable, fully optimized front-end platform

•	Commenced volume production of antenna tuning solutions to increase data throughput in multiband LTE applications

•	Secured an innovative power management design win enabling photovoltaic battery charging of smartphones

•	Supported Samsung's GALAXY S 4 platforms with 802.11ac devices, DC/DC converters, antenna switch modules and MMMB power amplifiers

•	Increased market share in emerging 802.11ac applications including access points, routers, USB data cards, Blu-Ray® players, smartphones and tablets

•	Launched dielectric filters for homeland security applications

Third Fiscal Quarter 2013 Outlook
“We expect solid top and bottom line growth in the current quarter driven by specific program ramps and a more diversified, margin-accretive product mix,” said Donald W. Palette, vice president and chief financial officer of Skyworks. “Specifically, for the third fiscal quarter of 2013, we anticipate revenue of approximately $435 million with gross margin expansion to the 43.5 to 44.0 percent range, a 130 to 180 basis point sequential improvement, operating margin in excess of 25 percent and diluted earnings per share of $0.53, each on a non-GAAP basis.”
For further information regarding use of non-GAAP measures in this press release, please refer to the Discussion Regarding the Use of Non-GAAP Financial Measures set forth below.

Skyworks' Second Fiscal Quarter 2013 Conference Call
Skyworks will host a conference call with analysts to discuss its second fiscal quarter 2013 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' Web site. To listen to the conference call via telephone, please call 800-230-1074 (domestic) or 612-234-9959 (international), confirmation code: 287428.
Playback of the conference call will begin at 9:00 p.m. Eastern time on April 25, and end at 9:00 p.m. Eastern time on May 2. The replay will be available on Skyworks' Web site or by calling 800-475-6701 (domestic) or 320-365-3844 (international), access code: 287428.

About Skyworks
Skyworks Solutions, Inc. is an innovator of high performance analog semiconductors. Leveraging core technologies, Skyworks supports automotive, broadband, cellular infrastructure, energy management, GPS, industrial, medical, military, wireless networking, smartphone and tablet applications. The Company's portfolio includes amplifiers, attenuators, circulators, demodulators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, isolators, lighting and display solutions, mixers, modulators, optocouplers, optoisolators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, power management devices, receivers, switches and technical ceramics.
  Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America.  For more information, please visit Skyworks' Web site at: www.skyworksinc.com.
Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers' demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
# # #

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
(in millions, except per share amounts)	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
Net revenue	$425.2	$364.7	$878.9	$758.4
Cost of goods sold	248.5	212.4	509.6	434.3
Gross profit	176.7	152.3	369.3	324.1
Operating expenses:
Research and development	56.3	53.0	114.4	99.9
Selling, general and administrative	39.7	40.2	77.8	83.2
Amortization of intangibles	7.2	9.3	15.4	15.6
Restructuring and other charges	4.8	6.0	6.4	6.6
Total operating expenses	108.0	108.5	214.0	205.3
Operating income	68.7	43.8	155.3	118.8
Interest expense	—	(0.1)	—	(0.6)
Other expense, net	(1.4)	(0.3)	(1.1)	(0.1)
Income before income taxes	67.3	43.4	154.2	118.1
Provision for income taxes	5.6	9.4	26.0	26.9
Net income	$61.7	$34.0	$128.2	$91.2

Earnings per share:
Basic	$0.33	$0.18	$0.68	$0.49
Diluted	$0.32	$0.18	$0.66	$0.48
Weighted average shares:
Basic	188.7	185.2	189.1	184.6
Diluted	193.1	191.0	193.6	190.3

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Six Months Ended
(in millions)	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
GAAP gross profit	$176.7	$152.3	$369.3	$324.1
Share-based compensation expense [a]	2.7	2.4	5.1	4.9
Acquisition-related expense [b]	—	2.8	0.1	2.9
Non-GAAP gross profit	$179.4	$157.5	$374.5	$331.9
Non-GAAP gross margin %	42.2%	43.2%	42.6%	43.8%

	Three Months Ended		Six Months Ended
(in millions)	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
GAAP operating income	$68.7	$43.8	$155.3	$118.8
Share-based compensation expense [a]	18.3	19.3	36.0	35.1
Acquisition-related expense [b]	0.2	4.8	0.8	12.1
Amortization of intangibles	7.2	9.3	15.4	15.6
Restructuring and other charges [c]	4.8	6.0	6.4	6.6
Litigation settlement gains and losses [d]	0.3	0.5	0.3	0.5
Deferred executive compensation	0.2	0.2	0.3	0.3
Non-GAAP operating income	$99.7	$83.9	$214.5	$189.0
Non-GAAP operating margin %	23.4%	23.0%	24.4%	24.9%

	Three Months Ended		Six Months Ended
(in millions)	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
GAAP net income	$61.7	$34.0	$128.2	$91.2
Share-based compensation expense [a]	18.3	19.3	36.0	35.1
Acquisition-related expense [b]	0.2	4.8	0.8	12.1
Amortization of intangibles	7.2	9.3	15.4	15.6
Restructuring and other charges [c]	4.8	6.0	6.4	6.6
Litigation settlement gains and losses [d]	0.3	0.5	0.3	0.5
Deferred executive compensation	0.2	0.2	0.3	0.3
Amortization of discount on convertible debt [e]	—	0.1	—	0.3
Tax adjustments [f]	(0.8)	5.6	11.1	14.3
Non-GAAP net income	$91.9	$79.8	$198.5	$176.0

	Three Months Ended		Six Months Ended
	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
GAAP net income per share, diluted	$0.32	$0.18	$0.66	$0.48
Share-based compensation expense [a]	0.10	0.10	0.19	0.18
Acquisition-related expense [b]	—	0.03	—	0.06
Amortization of intangibles	0.04	0.05	0.08	0.08
Restructuring and other charges [c]	0.02	0.03	0.03	0.04
Tax adjustments [f]	—	0.03	0.06	0.08
Non-GAAP net income per share, diluted	$0.48	$0.42	$1.02	$0.92

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures which have not been calculated in accordance with United States Generally Accepted Accounting Principles ("GAAP"): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP net income per share (diluted). As set forth in the "Unaudited Reconciliation of Non-GAAP Financial Measures" table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses (which may not occur in each period presented) and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin and non-GAAP net income because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of operating results to peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP net income per share (diluted) allows investors to assess the overall financial performance of ongoing operations by eliminating the impact of certain financing decisions, amortization of discount on convertible debt and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, restructuring-related charges and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses and certain deferred executive compensation. We calculate non-GAAP net income and net income per share (diluted) by excluding from GAAP net income and net income per share (diluted), share-based compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses, amortization of discount on convertible debt, and certain deferred executive compensation, as well as certain tax items, which may not occur in all periods for which financial information is presented. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees and deemed compensation expenses, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains and Losses - including gains and losses related to the resolution of other than ordinary course threatened and actually filed lawsuits and other than ordinary course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such gains and losses tend to be infrequent in nature, (3) such gains and losses are generally not directly controlled by management, (4) we believe such gains and losses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses can vary significantly between companies and make comparisons difficult.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement because we believe the period over which the obligation is amortized may not reflect the period of benefit and that such expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

Amortization of Discount on Convertible Debt - comprised of the amortization of the debt discount recorded at inception of the convertible debt borrowing related to the adoption of ASC 470-20, because the expense is dependent on fair value assessments and is not considered by management when making operating decisions.

Certain Income Tax Items - including certain deferred tax charges and benefits which do not result in a current tax payment or tax refund and other adjustments which are not indicative of ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for, the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating operating performance or ongoing business. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward looking estimates of non-GAAP gross margin, non-GAAP operating margin and non-GAAP diluted earnings per share for the third quarter of our 2013 fiscal year ("Q3 2013"). We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis.

The following table provides a reconciliation of our forward looking estimate of non-GAAP gross margin to a forward looking estimate of GAAP gross margin for Q3 2013:

Forward looking non-GAAP gross margin estimate	43.5 - 44.0%
Less: Share-based compensation expense	(0.6)
Forward looking GAAP gross margin estimate	42.9 - 43.4%

The following table provides a reconciliation of our forward looking estimate of non-GAAP operating margin to a forward looking estimate of GAAP operating margin for Q3 2013:

Forward looking non-GAAP operating margin estimate	>25.0%
Less: Share-based compensation expense	(4.5)
Amortization of intangibles	(1.6)
Forward looking GAAP operating margin estimate	>18.9%

We are unable to provide a reconciliation of our forward looking estimate of Q3 2013 non-GAAP diluted earnings per share to a forward looking estimate of Q3 2013 GAAP diluted earnings per share because certain information needed to make a reasonable forward looking estimate of GAAP diluted earnings per share for Q3 2013 (other than estimated share-based compensation expense of $0.10 per diluted share, certain tax items of $0.05 per diluted share, estimated amortization of intangibles of $0.04 per diluted share and estimated deferred executive compensation expense with a de minimis impact on diluted earnings per share) is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one time charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs, unanticipated litigation settlement gains and losses and other unanticipated non-recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in aggregate, to be in the range of $0.00 to $0.05 in quarterly earnings per diluted share on a GAAP basis. Our forward looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. Approximately $2.7 million, $7.5 million and $8.1 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended March 29, 2013. Approximately $5.1 million, $14.9 million and $16.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the six months ended March 29, 2013.

For the three months ended March 30, 2012, approximately $2.4 million, $7.5 million and $9.4 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the six months ended March 30, 2012, approximately $4.9 million, $13.1 million and $17.1 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expense of $0.2 million and $0.8 million recognized during the three months and six months ended March 29, 2013, respectively, primarily relates to general and administrative expenses associated with acquisitions.

The acquisition-related expense recognized during the three months and six months ended March 30, 2012 includes a $2.8 million and $2.9 million charge to cost of sales related to the sale of acquired inventory, respectively. Also included in acquisition-related expense is $2.0 million and $9.2 million in transaction costs included in general and administrative expense associated with acquisitions, and an arbitration, completed or contemplated during the three months and six months ended March 30, 2012, respectively.

[c]
During the three months and six months ended March 29, 2013, the Company implemented restructuring plans to reduce global headcount. A $4.8 million and $6.4 million charge was recorded during the three months and six months ended March 29, 2013, respectively, related to these plans.

During the three months and six months ended March 30, 2012, the Company implemented a restructuring plan to reduce headcount associated with its acquisition of Advanced Analogic Technologies, Inc. and recorded a $6.0 and $6.6 million charge, respectively, primarily related to this plan.

[d]	During the three months and six months ended March 29, 2013, the Company recognized a $0.3 million charge primarily related to general and administrative expense associated with ongoing litigations.
During the three months and six months ended March 30, 2012, the Company recognized a $0.5 million charge primarily related to the resolution of a contractual dispute.

[e]
These charges represent the amortization expense recognized in accordance with ASC 470-20. Approximately $0.1 million and $0.3 million of amortization expense was recognized during the three months and six months ended March 30, 2012, respectively.

[f]
During the three months and six months ended March 29, 2013, these amounts primarily represent the utilization of net operating loss and research and development tax credit carryforwards and non-cash expense related to uncertain tax positions. As a result of the passage of the American Taxpayer Relief Act of 2012, the GAAP tax rate includes a discrete adjustment for the retroactive recognition of research and development tax credits.

During the three months and six months ended March 30, 2012, these amounts primarily represent the utilization of net operating loss and research and development tax credit carryforwards and non-cash expense related to uncertain tax positions.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in millions)	March 29, 2013	September 28, 2012
Assets
Current assets:
Cash and cash equivalents	$458.8	$307.1
Accounts receivable, net	234.6	297.6
Inventory	226.8	232.9
Other current assets	43.5	45.7
Property, plant and equipment, net	294.3	279.4
Goodwill and intangible assets, net	879.0	894.5
Other assets	79.9	79.4
Total assets	$2,216.9	$2,136.6

Liabilities and Equity
Current liabilities:
Accounts payable	$111.5	$140.6
Accrued and other current liabilities	51.1	42.1
Other long-term liabilities	54.3	48.4
Stockholders' equity	2,000.0	1,905.5
Total liabilities and equity	$2,216.9	$2,136.6